Exhibit 99.1

For Immediate Release

Company Contact:                          Investor Relations Contact:

Eli Schick, Schick Technologies, Inc.     Lester Rosenkrantz, Cameron Associates
Telephone: 718-937-5765                   Telephone: 212-554-5486
Email: eschick@schicktech.com             Email: Lester@cameronassoc.com

                            Schick Technologies, Inc.
         Fiscal 2003 Year End Earnings Release Scheduled for June 10

LONG ISLAND CITY, N.Y., June 10, 2003 -- Schick Technologies, Inc. (OTCBB: SCHK) a leader in proprietary digital imaging technologies for the dental market, will report its March 31, 2003 year end financial results on Tuesday, June 10, at approximately 4:00 pm EDT (Eastern Daylight Time), and hold its 2003 year end conference call on Tuesday, June 10 commencing at 5:00 pm EDT.

   What:              Schick Technologies Fiscal 2003 Year End March 31,
                      Conference Call

   When:              Tuesday, June 10, 2003, 5:00 p.m. EDT

                      Webcast address: www.companyboardroom.com, or www.streetevents.com

   Dial-in numbers:   1-800-299-9630 (domestic), passcode # 75847676 and
                      1-617-786-2904 (international).

   Contact: Lester Rosenkrantz, Cameron Associates, 212-554-5486 lester@cameronassoc.com

If you are unable to participate, an audio digital replay of the call will be available from Tuesday, June 10 at 7:00 p.m. EDT until Midnight EDT on June 17 by dialing 1-888-286-8010 (domestic) or 617-801-6888 (international) using confirmation code #37794231. A web archive will be available for 30 days at www.companyboardroom.com or www.streetevents.com.

The Company's earnings release, which is expected to be issued on June 10, 2003, and any other financial and statistical information disclosed by the Registrant during the conference call will be available in the "Investors" section of Registrant's web site at http://www.schicktech.com.

About Schick Technologies

Schick Technologies, Inc., an ISO 9001 certified company, designs, develops, and manufactures innovative digital radiographic imaging systems and devices for the dental and medical markets.

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The Company's products, which are based on proprietary digital imaging technologies, create instant high-resolution radiographs and offer significant advantages over conventional x-ray devices.